UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 16, 2010

DITECH NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26209	94-2935531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 E. Middlefield Road

Mountain View, Ca. 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 623-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2010, the stockholders of Ditech Networks, Inc. approved the Ditech Networks, Inc. 1999 Employee Stock Purchase Plan (the “Purchase Plan”), as amended.  The Purchase Plan had originally been adopted in 1999, and had been amended several times.  The only change to the Purchase Plan affected by this action was to increase the number of shares reserved for issuance under the Purchase Plan from 1,816,666 shares to 2,016,666 shares.  The Board of Directors of Ditech Networks adopted this amendment in order to ensure that Ditech Networks can continue to grant purchase rights at levels determined appropriate by the Board of Directors.

The purpose of the Purchase Plan is to provide a means by which Ditech Networks employees (and any parent or subsidiary of Ditech Networks designated by the Board of Directors to participate in the Purchase Plan) may be given an opportunity to purchase shares of Ditech Networks common stock through payroll deductions, to assist Ditech Networks in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of Ditech Networks.

The rights to purchase common stock granted under the Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”).  For a further description of the Purchase Plan, see Proposal 2 in the Ditech Networks proxy statement for its 2010 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on August 18, 2010.

Item 5.07.              Submission of Matters to a Vote of Security Holders

Ditech Networks held its Annual Meeting of Stockholders on September 16, 2010. The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final tally of the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter. A more complete description of each matter is set forth in the Ditech Networks proxy statement for its 2010 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on August 18, 2010.

1.             Each of the two directors proposed by Ditech Networks for re-election was elected by the following votes to serve until the Ditech Networks 2013 Annual Meeting of Stockholders or until his successor has been elected and qualified. The tabulation of votes on this matter was as follows:

Nominee	Shares Voted For	Shares Withheld
William A. Hasler	5,339,800	10,005,239
Todd G. Simpson	8,675,740	6,669,299

There were 4,964,819 broker non-votes for this proposal.

Under the Ditech Networks Bylaws, directors are elected by a plurality of votes, meaning the directors receiving the most votes for the number of positions open will be elected.  Because there were only two director positions open, and only two candidates for election, Mr. Hasler was elected, notwithstanding that he received more “withheld” votes than “for” votes.

2.             The stockholders of Ditech Networks approved the Ditech Networks, Inc. 1999 Employee Stock Purchase Plan, as amended.  The only change to the Purchase Plan affected by this action was to increase the number of shares reserved for issuance under the Purchase Plan from 1,816,666 shares to 2,016,666 shares.  The tabulation of votes on this matter was as follows:

Shares voted for:	14,135,151
Shares voted against:	1,207,623
Shares abstaining:	2,265
Broker non-votes:	4,964,819

3.             The stockholders of Ditech Networks ratified the selection of Burr Pilger Mayer, Inc. as the independent registered public accounting firm of Ditech Networks for its fiscal year ending April 30, 2011. The tabulation of votes on this matter was as follows:

Shares voted for:	18,332,352
Shares voted against:	1,569,008
Shares abstaining:	408,498
Broker non-votes:	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DITECH NETWORKS, INC.

Dated: September 22, 2010	By:	/s/ William J. Tamblyn
William J. Tamblyn
Executive Vice President and Chief Financial Officer